UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of Earliest Event Reported): March 18, 2010

COMMISSION FILE NO.: 333-144677

COIL TUBING TECHNOLOGY HOLDINGS, INC.
(Exact Name of Registrant As Specified In Its Charter)

NEVADA	76-0625217
(State Or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

19511 WIED RD. SUITE E, SPRING, TEXAS 77388
(Address of Principal Executive Offices)

281-651-0200
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 18, 2010, Coil Tubing Technology Holdings, Inc. (the “Company”) filed a Motion for Fairness Hearing to Issue Securities Pursuant to Section 3(a)(10) of the Securities Act of 1933, as Amended (the “Motion”) in connection with its ongoing lawsuit filed on July 30, 2008, in which the Company, Coil Tubing Technology, Inc. (which currently owns a majority of the Company’s outstanding shares (“Coil Tubing”)) and our former Chief Executive Officer, current Executive Vice President and current sole Director, Jerry Swinford ("Plaintiffs"), filed suit against Grifco International, Inc. (“Grifco”), Depository Trust & Clearing Corporation ("DTCC"), Depository Trust Corporation ("DTC") and the president of Grifco, James Dial (the "Defendants").  The case is pending as Cause No. 08-07-07397-CV in the Montgomery County, Texas, District Court, 9th Judicial District (the “Court”).  The suit stems from Grifco's distribution of its 75,000,000 shares of Coil Tubing in August 2007 ("Grifco Distribution", as previously disclosed under “Legal Proceedings” in the Company’s Report on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2009).

The Motion requested that the Court hold a fairness hearing and issue an order approving the issuance of additional shares of Coil Tubing’s common stock (the “Shares”) without restrictive legend pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”).

The Shares represent shares of common stock sufficient to (a) satisfy the claims of DTCC/DTC participants who did not receive a sufficient number of shares of Coil Tubing in connection with the Grifco Distribution; (b) satisfy the claims of  Grifco  shareholders holding their shares in record form  on the record date of the Grifco Distribution; (c) satisfy the claims of Coil Tubing shareholders holding their shares with DTCC/DTC participants on the record date of the Grifco Distribution; (d) satisfy the claims of Coil Tubing shareholders holding their shares in record form on the record date of the Grifco Distribution; and (e) satisfy the claims of certain shareholders of Coil Tubing who purchased shares of Coil Tubing’s common stock subsequent to the Grifco Distribution.

The Motion requests the Court hold a hearing open to everyone to whom securities would be issued in the proposed exchange before approving the fairness of the terms and conditions of the transaction (the “Hearing”).

The Hearing is scheduled for May 21, 2010 at 9:30 a.m. at the Montgomery County Courthouse at 301 North Main, Suite 110, Conroe, Texas 77301.  Notice of the Hearing and the Motion is also being sent to each shareholder of Coil Tubing and Grifco shareholders as of the record date of the Grifco Distribution. All interested parties are invited to attend the Hearing.

Following the Hearing and assuming the issuance of the Shares is approved by the Court (of which there can be no assurance), Coil Tubing is currently contemplating terminating its previously announced distribution of 20,000,000 shares of the Company’s common stock to the shareholders of Coil Tubing as of February 13, 2009, the previously established record date for the distribution as set forth in the Company’s Registration Statement on Form S-1 which was declared effective by the Commission on February 17, 2009.  Assuming Coil Tubing takes steps to terminate the previously announced distribution of the Company’s common stock, the Company will likely file a Form 15 with the Commission and terminate its reporting requirements under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the result of which will be that the Company will cease being a reporting company and the shareholders of Coil Tubing will not receive any shares of the Company in the form of a distribution.  Coil Tubing is also currently contemplating filing a Form 10 Registration Statement with the Commission pursuant to which Coil Tubing will become a reporting company and be subject to Exchange Act reporting requirements, with the ultimate goal of listing its common stock on the Over-The-Counter Bulletin Board.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COIL TUBING TECHNOLOGY HOLDINGS, INC.

/s/ Jerry Swinford
Jerry Swinford,
Executive Vice President

March 25, 2010